Exhibit 16.1

Radin Glass & Co., LLP

October 25, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Gilman + Ciocia, Inc.

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Gilman + Ciocia, Inc. dated October 25, 2005, and are in agreement with the statements contained in paragraphs
(i)(b), (ii), (iii) and (iv)therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,


/s/ Radin Glass & Co., LLP